                                                                    Exhibit 5.1


                                     [LETTERHEAD]



                                    June 25, 1999



Via EDGAR

Pacific Community Banking Group
23332 Mill Creek Drive, Suite 230
Laguna Hills, California  92653

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-4, file number 333-76401 (the "Registration Statement"), filed by Pacific Community Banking Group, a California corporation (the "Company"), with the Securities and Exchange Commission, relating to the registration under the Securities Act of 1933, as amended, of up to 5,264,913 shares of the Company's common stock (the "Stock"), and up to 1,307,000 ten-year warrants (the "Warrants") to be issued in connection with the acquisitions of The Bank of Hemet and Valley Bank described in the Registration Statement (the "Acquisitions").

     As counsel to the Company, we have examined the proceedings of the Board of Directors of the Company in connection with the issuance and sale by the Company of the Stock and the Warrants.

     Based upon and subject to the foregoing, it is our opinion that the Stock and Warrants being issued by the Company in connection with the Acquisitions, when issued in the Acquisitions in the manner referred to in the Registration Statement, will be legally and validly issued, fully-paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the proxy statement/prospectuses constituting a part thereof and any amendments thereto. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

     This opinion may be relied upon only in connection with the issuance of Stock and Warrants while the Registration Statement is in effect.

                                   Very truly yours,

                                   /s/ Morrison & Foerster LLP